Exhibit 15.3

Level 1 10 Richardson Street West Perth WA 6005, Australia PO Box 943, West Perth WA 6872, Australia

T: +61 8 9288 2000
F: +61 8 9288 2001
E: perth@srk.com.au

www.srk.com.au

12 January 2012

To the Board of Directors of

Vale S.A. (“Vale”)

Ladies and Gentlemen:

Neville Terry hereby consents to (a) being named in the Annual Report on Form 20-F of Vale S.A. (“Vale”) for the year ended December 31, 2011 (the “2011 20-F”) as having prepared certain coal reserve estimates and (b) the incorporation by reference of the 2011 20-F into the Registration Statements on Form F-3 of: Vale and Vale Overseas Limited (File Nos. 333-162822 and 333-162822-01); Vale and Vale Capital II (File Nos. 333-160448 and 333-160448-01); and Vale and Vale Capital Limited (File Nos. 333-143857 and 333-143857-01).

Very truly,

/s/ Neville Terry
NEVILLE TERRY
Principal Consultant (Mining)

SRK Consulting (Australasia) Pty Ltd ABN 56 074 271 720 Trading as SRK Consulting Letter of Consent Jan 2012	Australian Offices: Brisbane Melbourne Newcastle Perth Sydney	+ 61 7 3054 5000 + 61 3 8677 1900 + 61 2 4922 2100 + 61 8 9288 2000 + 61 2 8079 1200	Group Offices: Africa Asia Australia Europe North America South America